Exhibit 99.1
Tenet Anticipates Beating Midpoint of Latest 2022 Outlook;
Announces Key Leadership Updates

DALLAS – January 19, 2023 – Tenet Healthcare Corporation (Tenet) (NYSE: THC) announced today that it expects to exceed the midpoint of its latest FY22 Adjusted EBITDA Outlook range included in its third quarter 2022 earnings release along with key leadership updates that will help support long-term business performance.

Although Tenet’s financial statement close process is not yet fully completed, the Company anticipates its Adjusted EBITDA, excluding any fourth quarter stimulus grant income related to the pandemic, will be slightly above the mid-point of its Adjusted EBITDA guidance of $3.425 billion for the year ended December 31, 2022.

“Our business units continued to demonstrate effective management capabilities and delivered strong results in the fourth quarter,” said Saum Sutaria, M.D. Chief Executive Officer of Tenet. “All three of our business units are expected to produce Adjusted EBITDA excluding grant income that was at or slightly above the mid-point of our guidance. We look forward to providing more details in a few weeks along with sharing plans to support a successful 2023.”

Additionally, Tenet announced leadership updates and operational organizational changes aligned with the company’s strategic priorities and designed to help ensure continued performance.

The announcement includes the retirement of Daniel Cancelmi, Executive Vice President & Chief Financial Officer, at the end of 2023. A national search is ongoing to identify a high performing successor. The successor will be directly mentored and onboarded by Dan as part of the transition process.

“Dan was instrumental in the recent transformation of Tenet’s performance and improvement of the balance sheet,” said Sutaria. “Dan is an inspirational leader with a long legacy at Tenet, starting as a hospital CFO to becoming our corporate CFO. He is a tireless advocate for our people and company. The strength of our finance function at Corporate and across our business units is a testament to Dan’s leadership, operational acumen, and commitment to Tenet.”

The retirement of Brett Brodnax, President & CEO of USPI, at the end of 2023 was also announced. Additionally, Andy Johnston has returned to USPI as its Chief Administrative Officer to support the evolution of USPI business processes as the company has nearly doubled in scale within the recent years. Andy is anticipated to be promoted once Brett steps down.

“Brett has not just positively shaped USPI, but the overall ambulatory surgery industry. He will always be a distinguished alumnus of the company and a supporter of USPI’s team, community of doctors, and health system partners,” said Sutaria. “Andy is well positioned to step into the USPI President role – he was previously USPI’s Chief Development Officer and Chief Operating Officer of the East Division. I will personally be spending more time with USPI to advance business goals and support the transition.”

Brett has also offered ongoing support in a non-management role after the end of 2023.

The announcement also included the retirement of Roger Davis, President & CEO of Conifer Health Solutions, at the end of the first quarter 2023. A national search is in progress.

“Roger’s thoughtful leadership and commitment to client service has supported Conifer’s operational and commercial improvements,” said Sutaria. “I am confident in the team’s ability to continue Conifer’s positive trajectory.”

Furthermore, Deepali Narula has been promoted to Chief Operating Officer of Conifer. Deepali was previously Senior Vice President, HRCM Operations, where she transformed operations and developed new capabilities that enabled several of Conifer’s recent commercial successes.

Bryan Forry has been promoted to Chief Financial Officer of Conifer. Bryan was previously Controller, Hospital Operations and prior to that led performance management innovation, as well as Chief Financial Officer for Tenet’s Arizona operations.

In addition, the announcement also included the promotions of Maggie Gill, Matthew Stone, and Nicholas Tejeda to Group Presidents of the Company’s hospital segment. The new operational leadership structure allows for greater agility in execution of strategic priorities within Tenet’s acute care hospital markets and will also enhance consistency in operational management.

Maggie Gill has been promoted to Group President – Eastern Group, overseeing Florida, South Carolina, and Massachusetts hospital operations.

Matthew Stone has been promoted to Group President – Central Group, overseeing Central and South Texas, Alabama, and Tennessee hospital operations.

Nicholas Tejeda has been promoted to Group President – Western Group, overseeing West Texas, Northern California, and Orange County – Los Angeles hospital operations.

“Tenet has exceptional talent throughout its operational ranks,” said Sutaria. “The Group Presidents have a track record for driving results, developing high performing teams and enhancing access to care. I am confident in their ability to help lead our hospital segment.”

About Tenet Healthcare

Tenet Healthcare Corporation (NYSE: THC) is a diversified healthcare services company headquartered in Dallas. Our care delivery network includes United Surgical Partners International, the largest ambulatory platform in the country, which operates or has ownership interests in more than 465 ambulatory surgery centers and surgical hospitals. We also operate 61 acute care and specialty hospitals, approximately 110 other outpatient facilities, a network of leading employed physicians and a global business center in Manila, Philippines. Our Conifer Health Solutions subsidiary provides revenue cycle management and value-based care services to hospitals, health systems, physician practices, employers, and other clients. Across the Tenet enterprise, we are united by our mission to deliver quality, compassionate care in the communities we serve. For more information, please visit
www.tenethealth.com.

Non-GAAP Financial Measures

The Company has not provided the most directly comparable GAAP financial measure, or a quantitative reconciliation thereto, for its expected 2022 Adjusted EBITDA because at this time we have not yet finalized all the data to be able to reconcile certain forward-looking non-GAAP financial measures to the most comparable U.S. GAAP financial measures without unreasonable efforts due to uncertainty in predicting certain items.

Reconciliations of non-GAAP measures, such as Adjusted EBITDA, to the most comparable GAAP measures and management’s reasoning for using them are included in the Company’s earnings press release dated October 20, 2022, which is available on the investor relations section of the Company’s website at www.tenethealth.com/investors. Investors are encouraged to read these detailed financial disclosures and reconciliations.

Cautionary Statement

This release contains “forward-looking statements” - that is, statements that relate to future, not past, events. In this context, forward-looking statements often address the Company’s expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “assume,” “believe,” “budget,” “estimate,” “forecast,” “intend,” “plan,” “predict,” “project,” “seek,” “see,” “target,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain, especially with regards to developments related to COVID-19. Particular uncertainties that could cause the Company’s actual results to be materially different than those expressed in the Company’s forward-looking statements include, but are not limited to, the impact of the COVID-19 pandemic and other factors disclosed under “Forward-Looking Statements” and “Risk Factors” in our Form 10-K for the year ended December 31, 2021, subsequent Form 10-Q filings and other filings with the Securities and Exchange Commission.
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Investor Contact	Media Contact
Will McDowell	Robert Dyer
469-893-2387	469-893-2640
william.mcdowell@tenethealth.com	mediarelations@tenethealth.com